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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Hill International, Inc. and Subsidiaries on Form S-3 (No. 333-114816, No. 333-148156, No. 333-162298, No. 333-175822 and No. 333-198190), Forms S-4 (No. 333-175823 and No. 333-198191) and Forms S-8 (No. 333-137512, No. 333-141814, No. 333-155332, No. 333-182282, No. 333-189547 and No. 333-196834) of our reports dated March 31, 2017, on our audits of the consolidated financial statements and financial statement schedule as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and the ineffectiveness of Hill International, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2016, which reports are included in this Annual Report on Form 10-K to be filed on or about March 31, 2017.

/s/ EISNERAMPER LLP Iselin, New Jersey March 31, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM